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Exhibit 5.2

November 1, 2017

Halcón Resources Corporation
1000 Louisiana Street, Suite 6700
Houston, Texas 77002

        Re: Halcón Resources Corporation Registration Statement on Form S-4

        Ladies and Gentlemen:

        We have acted as special Colorado counsel for HRC Operating, LLC, a Colorado limited liability company ("HRC Operating"), and HRC Energy, LLC, a Colorado limited liability company ("HRC Energy" and together with HRC Operating, the "Opinion Parties"), in connection with the filing by Halcón Resources Corporation, a Delaware corporation (the "Company") of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), up to $425,005,000 aggregate principal amount of 6.75% Senior Notes due 2025 (the "Exchange Notes") for issuance in exchange for the Company's outstanding 6.75% Senior Notes due 2025 (the "Outstanding Notes"). The Exchange Notes are being issued under an Indenture, dated as of February 16, 2017 (as amended and supplemented, the "Indenture") among the Company, the Opinion Parties, certain other parties related to the Company (the "Halcón Related Parties") and U.S. Bank National Association, as trustee (the "Trustee"), based on obligations arising under a Registration Rights Agreement dated as of February 16, 2017 (the "Registration Rights Agreement"), among the Company, the Opinion Parties, the Halcón Related Parties and J.P. Morgan Securities, LLC, as representative of the initial purchasers of the Outstanding Notes. The Registration Rights Agreement contains a commitment by the Company to issue the Exchange Notes to be guaranteed by the Halcón Related Parties and the Opinion Parties, and the Indenture contains a guarantee by each of the Halcón Related Parties and the Opinion Parties of the obligations of the Company under the Outstanding Notes and the Exchange Notes (the "Exchange Guarantees"). The Opinion Parties have previously executed the Indenture and the Registration Rights Agreement to evidence their agreement to be bound by the provisions thereof.

        In connection with this opinion letter, we have examined the Indenture and the Registration Rights Agreement (collectively, the "Transaction Documents"), exclusive of any exhibits, schedules or certificates attached thereto. We have also reviewed the following documents (the "Company Documents"):

          (a)   the Amended and Restated Articles of Organization of HRC Operating, dated April 15, 2013;

          (b)   the First Amended and Restated Limited Liability Company Operating Agreement of HRC Operating, dated April 15, 2013, as amended by the First Amendment dated September 9, 2016;

          (c)   the Amended and Restated Articles of Organization of HRC Energy, dated April 15, 2013;

          (d)   the First Amended and Restated Operating Agreement of HRC Energy, dated April 15, 2013, as amended by the First Amendment dated September 9, 2016;

          (e)   the Written Consent of the Sole Member of HRC Operating and the Written Consent of the Sole Member of HRC Energy, each confirming the guarantee of the Exchange Notes by the Opinion Parties among other things, in each case dated February 9, 2017; and

Halcón Resources Corporation
November 1, 2017

          (f)    certificates of the Secretary of State of the State of Colorado attesting to the continued existence and good standing as a limited liability company of each of the Opinion Parties in Colorado.

        Other than our review of the Transaction Documents and the Company Documents, we have not reviewed any other documents or made any independent investigation for the purposes of rendering our opinions, and we make no representation as to the scope or sufficiency of our document review for your purposes. With your consent, our opinions are qualified in all respects by the scope of such document examination.

        In rendering the opinions expressed below, we have assumed: (i) the genuineness of all signatures; (ii) the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies; (iii) as to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Transaction Documents and representations and statements made in certificates of public officials and officers of the Opinion Parties; (iv) that the Transaction Documents constitute valid, binding and enforceable obligations of each party thereto other than the Opinion Parties (an "Other Party"); (v) that each Other Party is an entity duly organized and validly existing under the laws of the jurisdiction of its organization; (vi) that each Other Party has full power to execute, deliver and perform the Transaction Documents and has duly executed and delivered the Transaction Documents; (vii) that the execution, delivery and performance of the Transaction Documents by each Other Party has been duly authorized by all necessary action (corporate or otherwise); and (viii) that the Opinion Parties will receive a direct benefit from the transactions contemplated in the Transaction Documents. We have not independently established the validity of the foregoing assumptions.

        The opinions set forth below are subject to the following qualifications and limitations:

          (a)   Our opinions are limited to the laws, rules and regulations of the State of Colorado and the federal laws, rules and regulations of the United States of America, in each case that in our experience are normally applicable to transactions of the type contemplated in the Transaction Documents (collectively, "Applicable Law"). We do not express any opinion herein concerning any other laws.

          (b)   Our opinions are subject to the effect of laws relating to bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally.

          (c)   Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

        Based upon the foregoing, and subject to the qualifications and limitations herein set forth, including the limitation to Applicable Law, we are of the opinion that:

          1.     The Exchange Guarantees of each Opinion Party have been duly authorized by such Opinion Party.

          2.     When the Exchange Guarantees have been duly executed by each Opinion Party and the Exchange Notes have been duly executed and delivered by the Company with the executed Exchange Guarantees affixed thereto in accordance with the provisions of the Indenture, the Exchange Guarantees will constitute the legal, valid and binding obligation of such Opinion Party.

Halcón Resources Corporation
November 1, 2017

        This opinion letter is rendered to you in connection with the transactions contemplated by the Transaction Documents. This opinion letter may be relied on by Mayer Brown LLP in connection with its opinion dated as of the date hereof filed as Exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

        This opinion letter is limited to the specific issues addressed herein as of the date hereof. We assume no obligation to update this letter for, or to advise you of, subsequent developments affecting our opinions herein. We note that we represent the Opinion Parties only with respect to the transactions contemplated by the Transaction Documents, and that we are not general outside counsel for the Opinion Parties or any other party to the Transaction Documents.

Very truly yours,
/s/ Davis Graham & Stubbs LLP

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  Exhibit 5.2